UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2026

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Overview
On May 28, 2026, the Board of Directors (the "Board") of comScore, Inc. (the "Company") appointed Matt McLaughlin as Chief Executive Officer of the Company. On the same date, the Company's former CEO, Jon Carpenter, transitioned to a senior advisor position and stepped down from the Board, and Stuart Frankel was appointed to the Board.
Matt McLaughlin
Mr. McLaughlin, 57, has served on the Board since June 2024. He previously served as Chief Operating Officer of DoubleVerify Holdings, Inc., a software platform for digital media measurement and analytics, from 2011 to 2022. As COO of DoubleVerify, he directed that company's product, engineering and sales operations and managed over half of its employees. Prior to DoubleVerify, Mr. McLaughlin served as President and COO of CUNet, LLC, an online marketing agency and software subsidiary of Nelnet, Inc., from 2008 to 2011. Earlier in his career, he served as General Manager of Audience and Media at BDMetrics Inc., an information technology company; Vice President of Performance Media at VNC Communications, Inc (d/b/a Performics), a performance marketing subsidiary of DoubleClick Inc.; Senior Vice President of Operations at Heavy Hammer, Inc., a technology company; Director of Business Technology, Search Marketing and Email & Affinity Marketing at Advertising.com, Inc., an online advertising company that was acquired by AOL, Inc.; and an Applications Technology Sales Consultant for Oracle Corporation, a multinational computer technology company. Formerly, Mr. McLaughlin served as a U.S. Navy Submarine Officer from 1992 to 2000. He received a M.A. (Cantab) in Natural Science from the University of Cambridge and a B.S. in Computer Science from the United States Naval Academy.
In connection with Mr. McLaughlin's appointment as CEO, he and the Company entered into a Letter Agreement, a Severance Agreement, and a Change of Control Agreement, each effective as of May 28, 2026 (the "Effective Date"). Pursuant to the Letter Agreement, Mr. McLaughlin will receive the following compensation as consideration for his services as CEO: (i) an annualized base salary of $625,000, subject to an annual 3% adjustment; (ii) eligibility to participate in the Company's short-term incentive program (the "STIP") with a target annual incentive equal to 100% of his base salary (prorated for 2026); and (iii) eligibility to participate in the employee benefit plans and programs that the Company makes generally available to its other executive officers from time to time. The Letter Agreement has an initial term of two years commencing on the Effective Date, with automatic one-year renewals unless either party provides written notice of non-renewal at least 60 days prior to the date of automatic renewal.
Under the Letter Agreement, Mr. McLaughlin will also receive the following one-time equity awards (the "Awards") under the Company's Amended and Restated 2018 Equity and Incentive Compensation Plan (the "Equity Plan"): (i) options to purchase 449,727 shares of the Company's common stock, vesting ratably over three years, with a per-share exercise price equal to the closing price of the Company's common stock on the date of grant; (ii) time-based restricted stock units with respect to 303,030 shares of the Company's common stock, vesting ratably over three years; and (iii) performance restricted stock units ("PRSUs") with respect to 400,000 shares of the Company's common stock, vesting on the third anniversary of the Effective Date, subject to the achievement of certain stock-price hurdles described in the Letter Agreement. The Awards are subject to accelerated vesting upon certain events, as more fully described in the Letter Agreement. Payment for vested restricted stock units and PRSUs will be deferred until the earlier of Mr. McLaughlin's separation from service or a change of control.
Under Mr. McLaughlin's Severance Agreement and Change of Control Agreement, he is generally entitled to the following payments and benefits following a qualifying termination of employment without cause or for good reason (each as defined therein): (i) continuing severance payments at a rate equal to the sum of his base salary and target STIP award for the lesser of the remainder of the applicable term and 12 months (payable in installments or a lump sum, depending on the circumstances); and (ii) reimbursement of COBRA premiums for such severance period. The payments and benefits payable to Mr. McLaughlin under the Severance Agreement and the Change of Control Agreement are subject to his timely execution of a release of claims and his continued compliance with the terms of an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement and a non-disparagement covenant.
There are no arrangements or understandings between Mr. McLaughlin and any other person pursuant to which he was selected as the Company's CEO. There are no family relationships between Mr. McLaughlin and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. Mr. McLaughlin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing summary of Mr. McLaughlin's Letter Agreement, Severance Agreement and Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Jon Carpenter
On the Effective Date, the Company and Mr. Carpenter entered into a Separation and General Release Agreement (the "Separation Agreement"). During the period between the Effective Date and October 1, 2026 (the "Separation Date"), Mr. Carpenter will serve as a senior advisor to the Board and CEO and will continue to receive his regular base salary at a rate of $600,000 per year. He will also remain eligible to participate in the STIP and employee benefit programs on the same basis as the Company's other senior executives.
Under the Separation Agreement, Mr. Carpenter will become entitled to certain payments and benefits that were provided in the Severance Agreement previously entered into between the Company and Mr. Carpenter, as amended on July 6, 2022 (the "Prior

Agreement"). The payments and benefits are the same as those provided under the Prior Agreement in connection with a qualifying termination of employment, with a severance period of 24 months, except that Mr. Carpenter's prorated STIP award for 2026 will be payable based on target performance. In addition, Mr. Carpenter will be eligible to receive: (i) full vesting of a previous cash incentive plan award and (ii) reimbursement of up to $25,000 of legal fees incurred in connection with the negotiation and execution of the Separation Agreement and related documents. Any outstanding equity awards held by Mr. Carpenter as of the Separation Date will be treated in accordance with the applicable award agreements and the Equity Plan.
Mr. Carpenter's severance payments and benefits are subject to the terms and conditions of the Company's clawback policy, his satisfaction of the conditions set forth in the Separation Agreement (including timely execution of a confirming release of claims) and his continued compliance with certain restrictive covenants, including non-competition and non-solicitation obligations set forth in his existing At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, as amended.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and the full text of the Prior Agreement as previously disclosed, each of which is incorporated herein by reference.
On the Effective Date and in connection with the changes described above, Mr. Carpenter notified the Company of his resignation from the Board, effective immediately. Mr. Carpenter's resignation was not a result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company's operations, policies or practices.
Stuart Frankel
On the Effective Date, the Board appointed Stuart Frankel to the Board, effective immediately. Mr. Frankel will serve as a Class II director with an initial term expiring at the 2027 annual meeting of stockholders of the Company. He will also serve as chair of the Board's Audit Committee and as a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Frankel was designated as an independent director and is not affiliated with any holder of the Company's Series C convertible preferred stock.
There are no arrangements or understandings between Mr. Frankel and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Frankel and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Frankel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Frankel is eligible for compensation for his service on the Board and its committees in accordance with the Company's standard director compensation program, as described in the Company's definitive proxy statement for its 2026 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission on April 30, 2026. He will also receive the Company's standard indemnification agreement, which generally requires the Company to indemnify directors to the fullest extent permitted by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of May 28, 2026, by and between comScore, Inc. and Matthew McLaughlin

10.2	Severance Agreement, dated as of May 28, 2026, by and between comScore, Inc. and Matthew McLaughlin

10.3	Change of Control Agreement, dated as of May 28, 2026, by and between comScore, Inc. and Matthew McLaughlin

10.4	Separation and General Release Agreement, dated as of May 28, 2026, by and between comScore, Inc. and Jonathan Carpenter

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: June 3, 2026
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